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                                                                    EXHIBIT 10.7



FLUOR CORPORATION AND SUBSIDIARIES
        Management  Manual

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Section:      Compensation                                 Page:        136

Subject:     OFFICER AUTOMOBILE OR AUTOMOBILE ALLOWANCE    Effective:   07-01-98

Applies To:  Fluor Corporation and Selected Subsidiaries   Supersedes:  NEW

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GENERAL POLICY

The company may provide company automobiles or automobile allowances as perquisites to attract, retain and reward officers of Fluor Corporation and selected subsidiaries.

ELIGIBILITY

Executives who are officers of Fluor Corporation, Fluor Daniel, Inc. and Fluor Constructors, Inc. and who are eligible to participate in the Fluor Corporation and subsidiaries Executive Incentive Plan.

PROCEDURE

A. An automobile or automobile allowance may be provided to company officers at the discretion of the company.

B. Whether to provide company owned automobiles or automobile allowances will be based on applicable tax legislation, local competitive practices and at the convenience of the company.

C. Officers provided an automobile or automobile allowance are expected to have a clean, well maintained, four-door vehicle suitable for transporting clients, business associates or company guest.

D. The Chief Executive Officer of Fluor Corporation will be provided an automobile allowance of $1,900 per month. The President of Fluor Corporation $1,600 per month. Inside Directors of Fluor Corporation $1,400 per month. The company will provide these officers with company provided automobile insurance, and reimbursement for automobile maintenance and business related gasoline expenditures.

E. Designated Senior Executive Officers will receive $800 per month and all other eligible officers $600 per month. All automobile maintenance and gasoline expenses will be at the employee's expense.

G. Officers, receiving an automobile allowance, will be provided automobile insurance coverage by the company for one automobile of the employee's choice.

H. Officers outside of the United States may be provided an automobile in lieu of an automobile allowance when local customs and competitive practices dictate.